UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on June 2, 2025, TuHURA Biosciences, Inc. (the “Company”) and investors (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to issue to the Purchasers, in a private placement (the “Offering”), an aggregate of 4.76 million shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with warrants to purchase an equal number of shares of Common Stock at an exercise price of $3.3125 (the “Warrants”), for an aggregate offering amount of approximately $12.6 million. The combined effective offering price for each Share and accompanying Warrant in the Offering was $2.65.

In addition to the approximately $8.9 million that was purchased in four tranches through July 24, 2025, under the Securities Purchase Agreement, approximately $3.7 million of the Offering (the “Final Tranche Offering Amount”) was required under the Securities Purchase Agreement to be purchased and funded by December 31, 2025 by four Purchasers who had the right defer the purchase of a portion of their Common Stock and Warrants until such time (the “Deferral Investors”). The Deferral Investors were Pranabio Investments LLC, Garden Street House, LLC, Thomas C. Mollick, and Matthew Nachtrab.

On September 5, 2025, each of Deferral Investors and the Company entered into an agreement (the “Final Purchase Agreements”) pursuant to which they agreed to immediately purchase an aggregate of $3.2 million of the Final Tranche Offering Amount in exchange for the Company’s agreement, set forth in a Warrant Amendment Agreement between the Company and each Deferral Investor (the “Warrant Amendment Agreements”), to extend the expiration dates of certain warrants to purchase an aggregate of 1.5 million shares of Company common stock that were issued by the Company’s predecessor in a 2024 private placement of convertible notes (the “2024 Warrants”). Under the Warrant Amendment Agreements, the expiration dates of the 2024 Warrants was extended to December 31, 2030.

The foregoing summaries of the Final Purchase Agreements and the Warrant Amendment Agreements do not purport to be complete and are qualified in their entirety by reference to the form of such documents attached hereto as Exhibits 10.1 and 4.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

10.1 Form of Final Closing Agreement.

10.2 Form of Warrant Amendment Agreement.

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	September 11, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer